Exhibit 99.1

Press release — immediate release

Walter Energy and Western Coal Complete Plan of Arrangement

Walter Energy Announces Final Pro-Ration Results

(Tampa, FL) - April 1, 2011 - Walter Energy, Inc. (NYSE: WLT) (“Walter”) is pleased to announce the completion of the acquisition of Western Coal Corp (TSX: WTN, WTN.WT and AIM: WTN) (“Western”) by Walter by way of a court-approved plan of arrangement.

“This is an exciting time for shareholders and other stakeholders of both companies. The combined company has an unrivaled growth profile in the industry, which ensures we are well positioned to meet the world’s growing demand for our high quality metallurgical coal products,” said Keith Calder, President and Chief Executive Officer of Western Coal and incoming Chief Executive Officer of Walter Energy.

“We have truly transformed Walter Energy once again,” added Walter Energy Chairman Michael T. Tokarz. “We are delivering on our promise to grow our coking coal enterprise by reinvesting in our business and deploying our strong free cash flows in thoughtful, creative and strategic ways to enhance shareholder value.”

Pursuant to the arrangement, Walter indirectly acquired each outstanding Western common share not already owned by it in exchange for CDN$11.50 in cash (the “Cash Consideration”) or 0.114 of a Walter common share (the “Share Consideration”), all subject to pro-ration as described below and in Western’s management proxy circular dated February 2, 2011 (the “Circular”).

As of the effective time of the arrangement, there were 261,741,458 Western common shares eligible to participate in the arrangement.  This number excludes 72,122,826 Western common shares held by subsidiaries of Western as well as 25,274,745 Western common shares owned by a wholly-owned subsidiary of Walter.

Registered Western shareholders (other than “Restricted Shareholders”, as defined in the Circular) were entitled to elect the form of consideration they wished to receive in exchange for their Western common shares by submitting a valid election prior to 5:00 p.m. (Eastern Time) on March 3, 2011.  Restricted Shareholders and shareholders who did not validly submit an election prior to the election deadline were deemed to have elected the Cash Consideration in respect of 70 percent of their Western common shares and the Share Consideration in respect of 30 percent of their Western common shares.

Based on valid elections received prior to the election deadline and deemed elections, Western shareholders (including the holders of Western options who exercised their options conditional upon completion of the arrangement) elected to receive:

•                  the Share Consideration in respect of 234,534,890 Western common shares; and

•                  the Cash Consideration in respect of 27,206,568 Western common shares.

Based on the 261,741,458   Western common shares that participated in the arrangement, the maximum number of Western common shares that could be exchanged for the Share Consideration was 78,522,437.  Since the aggregate elections for Share Consideration exceeded this amount, all elections (including deemed elections) have been pro-rated in the manner described in the Circular.  This has resulted in the number of Western common shares that each shareholder exchanged for the Share Consideration being reduced by approximately 66% through pro-ration.  Any Western common shares not exchanged for the Share Consideration as a result of this pro-ration have instead been exchanged for the Cash Consideration.

For illustrative purposes only, and using the example of an individual holding 1,000 Western common shares:

•                  if such shareholder elected to receive Cash Consideration in respect of all of their Western common shares held, the shareholder would be entitled to receive CDN$11,500 (being CDN$11.50 for each Western common share held);

•                  if such shareholder elected to receive Share Consideration in respect of all of their Western common shares, the shareholder would be entitled to receive approximately CDN$7,670 and 38 Walter common shares (being Cash Consideration for 665 of their Western common shares and Share Consideration for 335 of their Western common shares); and

•                  if such shareholder elected, or was deemed to have elected, to receive Cash Consideration in respect of 70% of their Western common shares and Share Consideration in respect of 30% of their Western common shares, the shareholder would be entitled to receive approximately CDN$10,405 and 11 Walter common shares (being Cash Consideration for 899 of their Western common shares and Share Consideration for 101 of their Western common shares).

Any questions or requests for assistance in surrendering certificates that formerly represented common shares of Western in order to receive the arrangement consideration may be directed to the office of the depositary, Equity Financial Trust Company, at 416-361-0152 or toll-free in North America at 1-866-393-4891 or by email at corporateactions@equityfinancialtrust.com.  Non-registered shareholders should contact their broker or other intermediary for details.

De-listing of the Western common shares from the Toronto Stock Exchange (TSX) is expected to occur shortly and de-listing of the Western common shares from AIM, a market operated by London Stock Exchange plc, is expected to occur on April 5, 2011. Walter’s common shares are currently traded on the New York Stock Exchange and have been conditionally approved for listing on the Toronto Stock Exchange. Trading in Walter common shares on the TSX is expected to occur on or around April 7, 2011.  Concurrent with the delisting of its common shares, Western will apply to all applicable Canadian securities regulatory authorities in order to cease to be a reporting issuer.

About Western Coal

Western Coal is a producer of high quality metallurgical coal from three mines in northeast British Columbia (Canada), high quality metallurgical coal and compliant thermal coal from four mines located in West Virginia (USA), and high quality anthracite and metallurgical coal in South Wales (UK). The Company is headquartered in Vancouver, BC, Canada, and trades on the AIM and TSX stock exchanges under the symbol “WTN”.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. Walter Energy has annual revenues of approximately $1.6 billion and employs approximately 2,100 people. For more information about Walter Energy, please visit the company website at www.walterenergy.com.

Western Coal Forward-Looking Information Disclaimer

This release may contain forward-looking statements that may involve risks and uncertainties. Such statements relate to the Company’s expectations, intentions, plans and beliefs. As a result, actual future events or results could differ materially from those suggested by the forward-looking statements. Readers are referred to the documents filed by the Company on SEDAR. Such risk factors include, but are not limited to changes in commodity prices; strengths of various economies; the effects of competition and pricing pressures; the oversupply of, or lack of demand for, the Company’s products; currency and interest rate fluctuations; various events which could disrupt the Company’s construction schedule or operations; the Company’s ability to obtain additional funding on favourable terms, if at all; and the Company’s ability to anticipate and manage the foregoing factors and risks. Additionally, statements related to the quantity or magnitude of coal deposits are deemed to be forward-looking statements. The reliability of such information is affected by, among other things, uncertainties involving geology of coal deposits; uncertainties of estimates of their size or composition; uncertainties of projections related to costs of production; the possibilities in delays in mining activities; changes in plans with respect to exploration, development projects or capital expenditures; and various other risks including those related to health, safety and environmental matters.

Walter Energy Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2010 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

Walter Energy Contacts:

Investors:

Mark H. Tubb

Vice President – Investor Relations

813.871.4027

mtubb@walterenergy.com

Media:

Michael A. Monahan

Director – Corporate Communications

205.745.2628

mmonahan@walterenergy.com

Western Coal Contacts: David Jan Head of Investor Relations 604.694.2891 david.jan@westerncoal.com Bobby Morse / James Strong Buchanan Communications +44 (0)207 466 5000 bobbym@buchanan.uk.com